UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8—K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 12, 2007
Thor Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09235 (Commission File Number)	93-0768752 (IRS Employer Identification No.)

419 West Pike Street, Jackson Center, Ohio (Address of Principal Executive Offices)	45334-0629 (Zip Code)
Registrant’s telephone number, including area code: (937) 596-6849
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 12, 2007, Thor Industries, Inc. (the “Company”) issued a press release announcing that the Board of Directors of the Company has appointed H. Coleman Davis, III as the Company’s Chief Operating Officer. As the Company’s Chief Operating Officer, all of the Company’s operating divisions will report to Mr. Davis. Wade F. B. Thompson continues as the Company’s Chairman, President and Chief Executive Officer, but will relinquish some of his day to day operating responsibilities to Mr. Davis while Mr. Thompson undergoes medical treatment for cancer.
     Mr. Davis, 58, was appointed to the Company’s Board of Directors in January 2004 and is the founder of Keystone RV Company (“Keystone”) and served as its Chief Executive Officer and Chairman during its five year history prior to the Company’s acquisition of Keystone in November 2001. Mr. Davis continues to serve as Chairman of Keystone.
     A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01	Other Events.
     On March 12, 2007, the Company issued a press release announcing that the Company is not able to timely file its quarterly report on Form 10-Q for the period ended January 31, 2007 and providing an update on the internal investigation of the Audit Committee of the Board of Directors which was announced on January 29, 2007. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description

99.1	Copy of press release, dated March 12, 2007, issued by the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.
Date: March 12, 2007	By:	/s/ Walter Bennett
		Name:	Walter Bennett
		Title:	Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Copy of press release, dated March 12, 2007, issued by the Company.

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